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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D. C. 20549


                              --------------------
                                    FORM T-1


                            STATEMENT OF ELIGIBILITY
            UNDER THE TRUST INDENTURE ACT OF 1939, AS AMENDED, OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                             SECTION 305 (b) (2)__

                              --------------------

                       IBJ SCHRODER BANK & TRUST COMPANY
              (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

        New York                                            13-5375195
(State of Incorporation                                 (I.R.S. employer
if not a U.S. national bank)                           identification No.)

One State Street, New York, New York                           10004
(Address of principal executive offices)                    (Zip code)

                  Barbara McCluskey, Assistant Vice President
                       IBJ Schroder Bank & Trust Company
                                One State Street
                            New York, New York 10004
                                 (212) 858-2000
           (Name, Address and Telephone Number of Agent for Service)

                                   ROHR, INC.
              (Exact name of obligor as specified in its charter)



          Delaware                                            95-1607455
(State or jurisdiction of                                  (I.R.S. employer
incorporation or organization)                            identification No.)


850 Lagoon Drive
Chula Vista, California                                          91910
(Address of principal executive office)                       (zip code)

                              --------------------

                          ____ % SENIOR NOTES DUE 2003
                        (Title of Indenture Securities)

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Item 1.    General information

           Furnish the following information as to the trustee:

    (a) Name and address of each examining or supervising authority to which it is subject.

               New York State Banking Department, Two Rector Street, New York, New York

               Federal Deposit Insurance Corporation Washington, D.C.

               Federal Reserve Bank of New York Second District,
               33 Liberty Street, New York, New York

    (b)     Whether it is authorized to exercise corporate trust powers.

               Yes


Item 2.     Affiliations with the Obligor.

            If the obligor is an affiliate of the trustee, describe each such affiliation.

            The obligor is not an affiliate of the trustee.


Item 3.     Voting securities of the trustee.

            Furnish the following information as to each class of voting securities of the trustee:

                              As of May 9, 1994


            Col. A                              Col. B
            Title of class                      Amount Outstanding
            --------------                      ------------------

                                Not Applicable

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Item 4.     Trusteeships under other indentures.

            If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, furnish the following information:

    (a)     Title of the securities outstanding under each such other indenture

                                 Not Applicable

    (b) A brief statement of the facts relied upon as a basis for the claim that no conflicting interest within the meaning of Section 310 (b)
            (1) of the Act arises as a result of the trusteeship under any such other indenture, including a statement as to how the indenture securities will rank as compared with the securities issued under such other indenture.

                                 Not Applicable


Item 5. Interlocking directorates and similar relationships with the obligor or underwriters.

            If the trustee or any of the directors or executive officers of the trustee is a director, officer, partner, employee, appointee, or representative of the obligor or of any underwriter for the obligor, identify each such person having any such connection and state the nature of each such connection.

                                 Not Applicable

Item 6. Voting securities of the trustee owned by the obligor or its officials.

            Furnish the following information as to the voting securities of the trustee owned beneficially by the obligor and each director, partner, and executive officer of the obligor:

                                 As of May 9, 1994

Col A               Col. B               Col. C             Col. D
Name of Owner       Title of class       Amount owned       Percent of voting
                                         beneficially       securities repre-
                                                            sented by
                                                            amount given
                                                            in Col. C
- ---------------     ---------------      -------------      ------------------

                                 Not Applicable

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Item 7.     Voting securities of the trustee owned by underwriters or their officials.

            Furnish the following information as to the voting securities of the trustee owned beneficially by each underwriter for the obligor and each director, partner and executive officer of each such underwriter:

                               As of May 9, 1994


Col A               Col. B               Col. C             Col. D
Name of Owner       Title of class       Amount owned       Percent of voting
                                         beneficially       securities repre-
                                                            sented by
                                                            amount given
                                                            in Col. C
- -------------       ---------------      ------------       -----------------

                                 Not Applicable

Item 8.     Securities of the obligor owned or held by the trustee

            Furnish the following information as to securities of the obligor owned beneficially or held as collateral security for obligations in default by the trustee:

                              As of May 9, 1994


Col A               Col. B               Col. C               Col. D
Title of Class      Whether the secur-   Amount owned bene-   Percent of class
                    ities are voting     ficially or held     represented
                    or nonvoting         as collateral sec-   by amount
                    securities           urity for oblig-     given in Col. C
                                         ations in default
- ---------------     ------------------   ------------------   ----------------

                                 Not Applicable

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Item 9.     Securities of underwriters owned or held by the trustee.

            If the trustee owns beneficially or holds as collateral security for obligations in default any securities of an underwriter for the obligor, furnish the following information as to each class of securities of such underwriter any of which are so owned or held by the trustee:

                              As of May 9, 1994

Col A               Col. B               Col. C               Col. D
Title of Class      Whether the secur-   Amount owned bene-   Percent of class
                    ities are voting     ficially or held     represented
                    or nonvoting         as collateral sec-   by amount
                    securities           urity for oblig-     given in Col. C
                                         ations in default
                                         by trustee
- ----------------    ------------------   ------------------   ----------------

                                 Not Applicable


Item 10. Ownership or holdings by the trustee of voting securities of certain affiliates or securityholders of the obligor.

            If the trustee owns beneficially or holds as collateral security for obligations in default voting securities of a person who, to the knowledge of the trustee (1) owns 10 percent or more of the voting securities of the obligor or (2) is an affiliate, other than a subsidiary, of the obligor, furnish the following information as to the voting securities of such person:

                                        As of May 9, 1994

Col A               Col. B               Col. C               Col. D
Title of Class      Whether the secur-   Amount owned bene-   Percent of class
                    ities are voting     ficially or held     represented
                    or nonvoting         as collateral sec-   by amount
                    securities           urity for oblig-     given in Col. C
                                         ations in default
                                         by trustee
- ----------------    ------------------   ------------------   -----------------

                                 Not Applicable

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Item 11.    Ownership or holdings by the trustee of any securities of a person owning 50 percent or more of the voting securities of the obligor.

            If the trustee owns beneficially or holds as collateral security security for obligations in default any securities of a person who, to the knowledge of the trustee, owns 50 percent or more of the voting securities of the obligor, furnish the following information as to each class of securities of such any of which are so owned or held by the trustee:

                              As of May 9, 1994

                                 As of May 9, 1994
            Col. A                    Col. B            Col. C
            Nature of                 Amount             Date
            Indebtedness            Outstanding          Due
            ---------------      -----------------      ------

                                   Not Applicable

Item 12.    Indebtedness of the Obligor to the Trustee.

            Except as noted in the instructions, if the obligor is indebted to the trustee, furnish the following information:

                              As of May 9, 1994

Col A               Col. B               Col. C               Col. D
Title of Class      Whether the secur-   Amount owned bene-   Percent of class
                    ities are voting     ficially or held     represented
                    or nonvoting         as collateral sec-   by amount
                    securities           urity for oblig-     given in Col. C
                                         ations in default
                                         by trustee
- ---------------     ------------------   ------------------   -----------------

                                 Not Applicable

Item 13.    Defaults by the Obligor.

    (a) State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

                                 Not Applicable

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      (b)   If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

                                 Not Applicable


Item 14.    Affiliations with the Underwriters

            If any underwriter is an affiliate of the trustee, describe each such affiliation.

                                 Not Applicable

Item 15.    Foreign Trustees.

            Identify the order or rule pursuant to which the foreign trustee is authorized to act as sole trustee under indentures qualified or to be qualified under the Act.

                                 Not Applicable

Item 16.    List of Exhibits.

            List below all exhibits filed as part of this statement of eligibility.

     *1. A copy of the Charter of IBJ Schroder Bank & Trust Company as amended to date. (See Exhibit 1A to Form T-1, Securities and Exchange Commission File No. 22-18460).

     *2. A copy of the Certificate of Authority of the Trustee to Commence Business (Included in Exhibit I above).

     *3.    A copy of the Authorization of the Trustee, as amended to date (See
            Exhibit 4 to Form T-1, Securities and Exchange Commission File No. 22-19146).

     *4. A copy of the existing By-Laws of the Trustee, as amended to date (See Exhibit 4 to Form T-1, Securities and Exchange Commission File No. 22-19146).

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      5.    A copy of each Indenture referred to in Item 4, if the Obligor is in default.  Not Applicable.

      6.    The consent of the United States institutional trustee required by
            Section 321(b) of the Act.

      7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

* The Exhibits thus designated are incorporated herein by reference as exhibits hereto. Following the description of such Exhibits is a reference to the copy of the Exhibit heretofore filed with the Securities and Exchange Commission, to which there have been no amendments or changes.


                                      NOTE
                                      ----

In answering any item in this Statement of Eligibility which relates to matters peculiarly within the knowledge of the obligor and its directors or officers, the trustee has relied upon information furnished to it by the obligor.

Inasmuch as this Form T-1 is filed prior to the ascertainment by the trustee of all facts on which to base responsive answers to Item 2, the answer to said Item are based on incomplete information.

Item 2, may, however, be considered as correct unless amended by an amendment to this Form T-1.

Pursuant to General Instruction B, the trustee has responded to Items 1, 2 and 16 of this form since to the best knowledge of the trustee as indicated in Item 13, the obligor is not in default under any indenture under which the applicant is trustee.

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                                   SIGNATURE
                                   ---------

          Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, IBJ Schroder Bank & Trust Company, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility & qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 9th day of May, 1994.


                                         IBJ SCHRODER BANK & TRUST COMPANY


                                         By:  /s/ Barbara McCluskey
                                              _______________________________
                                              Assistant Vice President

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                                   EXHIBIT 6

                               CONSENT OF TRUSTEE



          Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, as amended, in connection with the issue by Rohr, Inc. of its ____% Senior Notes due 2003, we hereby consent that reports of examinations by Federal, State, Territorial, or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.


                                         IBJ SCHRODER BANK & TRUST COMPANY


                                         By:  /s/ Barbara McCluskey
                                              _______________________________
                                              Assistant Vice President


Dated: May 9th 1994

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                                 EXHIBIT II


                      CONSOLIDATED REPORT OF CONDITION OF
            IBJ SCHRODER BANK & TRUST COMPANY of New York, New York
                     And Foreign and Domestic Subsidiaries


                         Report as of December 31, 1993

                                                                 DOLLAR AMOUNTS
   ASSETS                                                         IN THOUSANDS
                                                                 --------------

Cash and balance due from depository institutions:
  Noninterest-bearing balances and currency and coin...........    $   35,636
  Interest-bearing balances....................................       185,418
Securities.....................................................        78,890
Federal funds sold and securities purchased under agreements
   to resell in domestic offices of the bank...................     1,258,914
Loans and lease financing receivables:
   Loan and leases, net of unearned income........... 2,312.323
   LESS: Allowance for loan and lease losses.........    53,518
                                                      ---------
   Loans and leases, net of unearned income, allowance, and
   reserve.....................................................     2,258,805
Assets held in trading accounts................................     1,280,907
Premises and fixed assets......................................        11,812
Other real estate owned........................................         1,403
Customers' liability to this bank on acceptances outstanding...           644
Intangible assets..............................................        71,463
Other assets...................................................       891,284
                                                                   ----------
TOTAL ASSETS...................................................    $6,075,196
                                                                   ==========

                                  LIABILITIES
Deposits:
   In domestic offices.........................................       646,723
     Noninterest-bearing............................... 193,754
     Interest-bearing.................................. 452,969
   In foreign offices, Edge and Agreement subsidiaries,
   and IBFs....................................................       870,804
     Noninterest-bearing................................ 14,095
     Interest-bearing.................................. 856,709
Federal funds purchased and securities sold under agreements
   to repurchase in domestic offices of the bank...............     3,091,600
Demand notes issued to the U.S. Treasury.......................        95,000
Other borrowed money...........................................       891,854
Mortgage indebtedness and obligations under capitalized
   leases......................................................        10,381
Bank's liability on acceptances executed and outstanding.......           664
Other liabilities..............................................       123,560
                                                                   ----------
TOTAL LIABILITIES..............................................     5,730,046
                                                                   ----------

                                 EQUITY CAPITAL

Perpetual preferred stock......................................        50,000
Common Stock...................................................        41,473
Surplus........................................................       282,945
Undivided profits and capital reserves.........................       (29,373)
Plus: Net unrealized gain on marketable equity securities......           105
                                                                   ----------
TOTAL EQUITY CAPITAL...........................................       345,105
TOTAL LIABILITIES AND EQUITY CAPITAL...........................    $6,075,196
                                                                   ==========


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